                                                                    EXHIBIT 4.01


       REGISTRANT'S INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

                              ELECTRONIC ARTS INC.

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

    AS APPROVED BY THE BOARD OF DIRECTORS ON JUNE 27, 1996, AS AMENDED FEBRUARY 24, 1998

    1. Establishment of Plan. Electronic Arts Inc., (the "Company") proposes to grant options for purchase of the Company's common Stock to employees of the Company's International Subsidiaries (as hereinafter defined) pursuant to this International Employee Stock Purchase Plan (the "Plan"). For purposes of this Plan, "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "International Subsidiary" means any Subsidiary organized under the laws of and incorporated and having its principle place of business outside the United States. A total of 200,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

    2. Purposes. The purpose of the Plan is to provide certain employees of the International Subsidiaries of the Company as defined in section 4 below, as long as no employee is an executive officer or director of the Company ("Employee") with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such Employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

    3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three
(3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

    4. Eligibility. Any Employee is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

         (a) Employees who are not employed by the International Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

         (b) Employees who are customarily employed for less than 20 hours per week unless required by local law;

         (c) Employees who are customarily employed for less than five (5) months in a calendar year unless required by local law;

         d) Employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries; and

          (e) Employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

    5. Offering Dates. The Offering Periods of the Plan (the "Offering Period") shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 2, 1996. The first day of each Offering Period is referred to as the "Offering Date". Each Offering Period shall consist of two (2) six-month purchase periods (individually, a "Purchase Period"), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

    6. Participation in the Plan. Employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Employee's payroll department (the "Payroll Department") not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An Employee who does not deliver a subscription agreement to the Payroll Department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in the Plan by filing the subscription agreement with the Payroll Department not later than the 15th day of the month preceding a subsequent Offering Date. Once an Employee becomes a participant in an Offering Period, such Employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

    7. Grant of Option on Enrollment. Enrollment by an Employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering
Date) by the Company to such Employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such Employee's payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five percent (85%) of the fair market value, of a share of the company's Common Stock on the Purchase Date, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

    8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

        (a) the fair market value, in United States dollars, on the Offering Date or

        (b) the fair market value, in United States dollars, on the Purchase
            Date.

    For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the Nasdaq National Market.

    9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the Employee's compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all compensation designated as employee compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

          (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with their local Payroll Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Payroll Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the Payroll Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

          (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any Employee whose participation in the Plan has terminated prior to such Purchase Date.

         (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Company may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

          (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

    10. Limitations on Shares to be Purchased.

          (a) No Employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date for each calendar year in which the Employee participates in the Plan.

          (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

          (c) No Employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any Employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

          (d) If the number of shares to be purchased on a Purchase Date by all Employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each Employee affected thereby.

          (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

    11.  Withdrawal.

        (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the local Payroll Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

        (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn Employee and his or her interest in the Plan shall terminate. In the event an Employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

        (c) A participant may participate in the current Purchase Period under an Offering Period (the "Current Offering Period") and enroll in the Offering Period commencing after such Purchase Period (the "New Offering Period") by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the local Payroll Department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

    12. Termination of Employment. Termination of a participant's employment for any reason, including retirement or death or the failure of a participant to remain an Employee, terminates his or her participation in the Plan immediately on the date which Employee's employment with the Company ceases, or if earlier, the date on which the Company gives notice of such termination. In no event shall participation in this plan extend beyond the participant's termination date, nor shall any potential value of a purchase under this Plan be considered in determining any notice or compensation in lieu of notice that may be required or given upon termination of participant's employment by the Company. Participant agrees that this provision is a condition to this Plan and enrollment in the Plan waives any and all rights and claims participant may have to value attributable to a purchase under this Plan which would have under any circumstances taken place after the termination date. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.

    13. Return of Payroll Deductions. In the event an Employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the Employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

    14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.


    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    15. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

    16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

    17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

    18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such Employee's employment.

    19. Equal Rights and Privileges. All Employees shall have equal rights and privileges with respect to the Plan.

    20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    21.  Designation of Beneficiary

        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    22. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    23. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

    24. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the "Effective Date"), and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant.

[ELECTRONIC ARTS'        INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ACTION FORM
     LOGO]               ENROLLMENT/CHANGE WITHDRAWAL AGREEMENT

--------------------------------------------------------------------------------
SECTION 1
--------------------------------------------------------------------------------
    ACTION                      COMPLETE SECTIONS
    ------                      -----------------
[ ] New Enrollment              2, 3, 4, 6, 8
[ ] Payroll Deduction Change    2, 4, 8
[ ] Withdrawal                  2, 5, 8
[ ] Beneficiary Change          2, 6, 8

--------------------------------------------------------------------------------
SECTION 2  Personal Information
--------------------------------------------------------------------------------
NAME:                                   LOCATION:
     ----------------------------------          -------------------------------
ADDRESS:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION 3  New Enrollment
--------------------------------------------------------------------------------
I hereby elect to participate in the Electronic Arts International Employee Stock Purchase Plan (the "Plan") and I agree to be bound by its terms. Stock purchased under the Plan should be registered in my name or in my name together with the following name:
                        --------------------------------------------------------

--------------------------------------------------------------------------------
SECTION 4  Payroll Deduction Authorization
--------------------------------------------------------------------------------
I hereby authorize payroll deductions from each paycheck in that percentage of my compensation as shown below, in accordance with the Plan. Decreases in deductions will be effective for the payroll period that begins 15 days after the payroll department's receipt of this form. Increases in deductions will not be effective until the next Purchase Period.

Amount to be Deducted (Circle One): 0%  2%  3%  4%  5%  6%  7%  8%  9%  10%

--------------------------------------------------------------------------------
SECTION 5  Withdrawal
--------------------------------------------------------------------------------
Effective:       /     /       I will cease participating in the Plan, all
          -------------------  monies contributed to the Plan since the most
           Month  Date  Year   recently completed Purchase Period thus far will
                               be returned, and I may not re-enroll until the next Offering Period.

--------------------------------------------------------------------------------
SECTION 6  Beneficiary
--------------------------------------------------------------------------------
In the event of my death, I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock due me under the Plan.

Primary Beneficiary:                            %       Relationship:
                    ---------------------------- ------              -----------
Primary Beneficiary:                            %       Relationship:
                    ---------------------------- ------              -----------
Note: If more than one primary beneficiary is listed, please indicate % allocated to each.

Secondary Beneficiary:                                  Relationship:
                      ---------------------------------              -----------

--------------------------------------------------------------------------------
SECTION 7
--------------------------------------------------------------------------------
ACCUMULATION    I understand that my payroll deductions will be accumulated for
AND PURCHASE    the automatic purchase of shares of Common Stock at the end of
PRICE           each Purchase Period, unless I withdraw from the Plan or become ineligible. The purchase price per share will be the lower of
                (i) 85% of the fair market value on the first day of an Offering
                Period or (ii) 85% of the fair market value on the last day of a Purchase Period.

SUCCESSIVE      I understand that this enrollment will be effective for each
PERIODS         subsequent Offering Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan. In the event, however, that the Offering Price for the new Offering
                Period for which I am not enrolled is less than the Offering
                Price for the Offering Period for which I am currently enrolled, I understand that I will automatically be withdrawn from the current Offering Period and re-enrolled in the new Offering
                Period unless I notify the Company to the contrary.

REVIEW OF       I have received a copy of the Company's most recent prospectus
PROSPECTUS      which describes the Plan. I understand that my participation is in all respects subject to the terms of the Plan.

--------------------------------------------------------------------------------
SECTION 8  Authorization and Agreement
--------------------------------------------------------------------------------
I agree to be bound by the terms of this Form and the Plan. I have been advised to consult my tax advisor with respect to the tax consequences of participating in the Plan.

I am not a citizen or resident of the United States and therefore not subject to United States income tax laws. I understand that Electronic Arts makes no representation regarding the tax treatment under the tax laws of the country in which I am a citizen or resident in connection with the International Employee Stock Purchase Plan or my purchase of shares thereunder. I also understand that I am encouraged to consult with my own tax advisor, prior to purchasing shares under the Plan, concerning tax treatment of my participation in the Plan.

I understand that because my payroll deductions will not be expressed in U.S. dollars and the value of shares of the Company's Common stock is expressed in U.S. dollars, it will be necessary to convert the amount of my payroll deductions into U.S. dollars in order to calculate various share amounts under the International Employee Stock Purchase Plan. I also understand that the exercise price for the shares purchased by me pursuant to the International Employee Stock Purchase Plan will be expressed in U.S. dollars and that the exchange rates in effect at the end of the Purchase Period will be used to determine the number of shares which I may purchase on the exercise date.

Signature of Employee:                                     Date:
                      -------------------------------------     ----------------

                                     [LOGO]



                                  INTERNATIONAL
                                     [LOGO]



                   JUNE 27, 1996, AS AMENDED FEBRUARY 24, 1998



ELECTRONIC ARTS INC., A DELAWARE CORPORATION (THE "COMPANY"), IS OFFERING AN AGGREGATE OF 200,000 SHARES OF ITS AUTHORIZED BUT UNISSUED COMMON STOCK TO EMPLOYEES OF THE COMPANY'S INTERNATIONAL SUBSIDIARIES, PURSUANT TO THE TERMS AND CONDITIONS OF THE COMPANY'S INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN"), AS DESCRIBED HEREIN. ANY CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS HAVE THE MEANING GIVEN TO THEM IN THE PLAN.


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INTRODUCTION

This Prospectus relates to shares of the Common Stock of the Company offered to the Company's international employees under the Plan. A Registration Statement with respect to such shares of Common Stock has been filed with the Securities and Exchange Commission (the "Commission"). This Prospectus, which forms a part of that Registration Statement and sets forth information concerning the Plan and the Company, is distributed to participants in the Plan pursuant to the 1933 Act.

The Company maintains its executive offices at 1450 Fashion Island Boulevard, San Mateo, California 94404. Its telephone number is (415) 571-7171.

--------------------------------------------------------------------------------
               QUESTIONS AND ANSWERS ABOUT THE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------


1.       WHAT IS THE PLAN?

         The Plan is a payroll deduction plan that permits eligible employees from international subsidiaries to purchase from the Company shares of Common Stock of the Company at a discount from the market price.

2.       WHAT IS THE HISTORY OF THE PLAN?

         The Plan was adopted by the Company's Board of Directors (the "Board") on June 27, 1996. The Plan will continue until the earliest to occur of its termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or June 27, 2006.

3.       WHAT IS THE PURPOSE OF THE PLAN?

         The Plan has been established to provide employees of the Company's international subsidiaries designated by the Board as eligible to participate in the Plan, as long as no employee is an executive officer of director of the Company ("Employee") with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such Employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         Any Employee is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

         a) Employees who are not employed by International Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

         b) Employees who are customarily employed for less than 20 hours per week unless required by local law;

         c) Employees who are customarily employed for less than five (5) months in a calendar year unless required by local law;

         d) Employees, who together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and,

         e) Employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

5.       HOW DO I BECOME A PARTICIPANT IN THE PLAN?

         You may participate in the Plan by completing and returning to the Company's Stock Administration Department, on or before the 15th day of the month before the next Offering Date (described below), an International Employee Stock Purchase Plan Action Form (the "Action Form") in which you authorize regular payroll deductions. The Action Form will be available to you prior to each enrollment deadline; you will be able to choose the rate of your deductions and the designation of your beneficiary.

         Once you become a participant, you will automatically be enrolled in the subsequent Offering Periods unless you withdraw from the Plan or become ineligible to participate. In the event, however, that the Offering Price for the new Offering Period for which you are not enrolled is less than the Offering Price for the Offering Period for which you are currently enrolled, it is understood that you will automatically be withdrawn from the current Offering Period and re-enrolled in the new Offering Period unless you notify the Company to the contrary.

6.       IS THERE A WAITING PERIOD BEFORE I CAN ENROLL IN THE PLAN?

         No, but you must enroll at least fifteen (15) days prior to the beginning of an Offering Period.

7.       WHAT IS THE OFFERING PERIOD?

         The Plan provides for consecutive overlapping twelve month "Offering Periods," commencing on the first business day of March and September of each year and ending on the last business day of February and August. The first Offering Period commenced on September 2, 1996. The first day of each Offering Period is referred to as the "Offering Date". The Board has the discretion to change the duration of Offering periods. You will be notified if the Board takes such action prior to the beginning of any affected Offering Period.

8.       WHAT IS THE PURCHASE PERIOD?

         Each Offering Period consists of two (2) six-month purchase periods (individually, a "Purchase Period"), during which payroll deductions of the participant are accumulated under this Plan. A Purchase Period will commence on the first business day of March and on the first business day of September of an Offering Period and will end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is the "Purchase Date". According to your instructions and the terms of the Plan, the Company's international subsidiaries will make payroll deductions from your paycheck during the Purchase Period and will use those deductions to purchase shares of Common Stock of the Company for you on the Purchase Date.

9.       WHAT IS THE DISCOUNTED PURCHASE PRICE FOR SHARES UNDER THE PLAN?

         The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

         (a)     the fair market value on the Offering Date; or

         (b)     the fair market value on the Purchase Date.

         For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the Nasdaq National Market.

10.      CAN YOU CLARIFY HOW TO CALCULATE THE DISCOUNT?

         To illustrate the calculation of the discounted purchase price, assume that you participate in the first Offering Period. Also assume that the market price of a share on the Offering Date (September 2, 1996) is $15.00 and that it increases to $20.00 on the first Purchase Date in that Offering Period (February 28, 1997). Your discounted purchase price would be calculated as follows:

      FAIR MARKET VALUE     FAIR MARKET VALUE          YOUR              YOUR
      ON OFFERING DATE      ON PURCHASE DATE      PURCHASE PRICE       DISCOUNT
      --------------------------------------------------------------------------
           $15.00                $20.00               $12.75             $7.25
                                                  (85% OF 15.00)

         As you can see from this example, if the fair market value of a share rises during the Offering Period, your discount increases.

         Assume now that you remain in the Plan for the second Purchase Period within the first Offering Period (from March 3, 1997 to August 29,
         1997) and that the market price of a share decreases from $15.00 to $12.00 on the second Purchase Date (August 29, 1997). Your purchase price and the discount for the second Purchase Period would be:

      FAIR MARKET VALUE     FAIR MARKET VALUE          YOUR              YOUR
      ON OFFERING DATE      ON PURCHASE DATE      PURCHASE PRICE       DISCOUNT
      --------------------------------------------------------------------------
           $15.00                $12.00               $10.20              $1.80
                                                  (85% OF 12.00)

         As illustrated above, if, during an Offering Period, the fair market value of a share falls, you will be entitled to at least the minimum 15% discount on the lower fair market value.

         THESE EXAMPLES ONLY EXPLAIN HOW THE DISCOUNTED PURCHASE PRICE IS CALCULATED. NO ONE CAN ACCURATELY PREDICT WHETHER THE FAIR MARKET VALUE OF THE COMPANY'S SHARES WILL RISE OR FALL DURING ANY OFFERING PERIOD.

11.      HOW MUCH CAN I INVEST THROUGH THE PLAN?

         You may authorize payroll deductions in any whole percentage rate from a minimum of two percent (2%) up to a maximum of ten percent (10%) of your gross earnings. Your gross earnings mean all Employee compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions.

         All payroll deductions made for you will be credited to your account under the Plan, but will be deposited with the general funds of the Company or it's international subsidiaries and may be used by the Company for any corporate purpose. No interest accrues on payroll deductions.

12.      AM I LIMITED IN THE NUMBER OF SHARES I CAN PURCHASE?

         Yes. If the fair market value of a share on a Purchase Date is less than one-half of the fair market value on the applicable Offering Date, you will be limited to buying twice the number of shares you would have been eligible to purchase if the price on the Purchase Date was the same as the price on the Offering Date. In addition, the Board may in the future set a maximum number of shares that may be purchased within a given Offering Period. You will be notified if the Board establishes such a limit.

13.      ARE THERE ANY OTHER LIMITATIONS ON THE AMOUNT I CAN INVEST?

         You may not purchase shares under the Plan which, with all rights to purchase stock under all similar stock purchase plans of the Company or any designated Subsidiary, exceed $25,000 worth of stock (measured at your enrollment Offering Date) in any calendar year unless you purchased less than $25,000 of stock in the previous year. This means that because you pay only 85% of the fair market value of the shares, you may not contribute more than $21,250 toward the purchase of shares under the Plan in any calendar year unless you have a carry forward from the previous year.

14.      CAN I INVEST OTHER THAN BY PAYROLL DEDUCTION?

         No. Investments may be made only by payroll deduction. You may not make additional cash contributions to the Plan.

15.      WHEN DO MAY PAYROLL DEDUCTIONS BEGIN?

         Your payroll deductions will begin with the first pay period following the Offering Date and will continue to the end of the Offering Period. For example, for an Offering Period starting September 2, 1996, your deductions will be reflected in your paychecks for the period from September 2, 1996 through February 28, 1997. You will not be entitled to interest on the deductions credited to your Plan account.

16.      CAN I CHANGE THE LEVEL OF PAYROLL DEDUCTIONS?

         You may increase or decrease the level of your payroll deductions for any subsequent Purchase Period within an Offering Period by filing a new Action Form with your local payroll department later than the 15th day of the month before the beginning of such Purchase Period.

         During a Purchase Period, you may also decrease (but not increase) the level of your payroll deductions by filing an Action Form with your local payroll department at any time. The new decreased rate will become effective for the payroll period which begins at least fifteen
         (15) days after your local payroll department receives your new Action Form.

         Only one change in the level of payroll deduction may be made effective during a Purchase Period.

17.      HOW MANY SHARES WILL MY PAYROLL DEDUCTIONS PURCHASE?

         On each Purchase Date, you will be entitled to purchase that number of whole shares which is equal to the total amount of your payroll deductions during the Purchase Period converted to US$ divided by your discounted purchase price, subject to the limitations discussed above. Any amount remaining in your account that is insufficient to purchase a whole share will be carried forward without interest to the next Purchase Period.

         If however, you are limited in the number of shares you can purchase on a given Purchase Date (as described in the answers to Questions 12 or 13), any amount remaining in your account will be refunded to you in cash, without interest, after the end of the applicable Offering Period.

18. WILL THE COMPANY WITHHOLD TAXES WHEN SHARES ARE PURCHASED FOR ME UNDER THE PLAN?

         Your payroll deductions are made by the Company after withholding for any applicable taxes. The same amount of payroll tax would be withheld whether or not you participate in the Plan. You should consult your tax advisor(s) regarding the effects of this withholding.

19.      WHEN WILL I RECEIVE SHARES?

         As soon as practicable after a Purchase Date, the Company will arrange delivery to you of a certificate representing the shares purchased on the Purchase Date. In addition, one or more brokers may be selected by the Company to receive the direct issuance of shares. Unless you specifically elect to have your shares issued to one of these brokers, the shares will be delivered directly to you.

         If you elect to have your shares issued to the broker, you will be asked to complete a broker account application for the selected broker. In such case, each Purchase Date, your shares will be issued to the broker, who will maintain the shares in individual participant accounts. You will not automatically receive a certificate. The Company believes that a broker will be able to transfer shares quickly and without the risk of losing certificates in the mail. You may instruct the broker at any time to hold, transfer or sell your shares.

20.      IN WHOSE NAME WILL MY SHARES BE REGISTERED?

         If your shares are delivered to you, they will be issued and registered in your name as designated by you on your Action Form. If you elect to have your shares issued to the broker, the broker will maintain your shares in the name designated by you on your broker account application.

21.      AFTER BECOMING A STOCKHOLDER, CAN I VOTE MY STOCK?

         Yes, even though you may not be in physical possession of a stock certificate. You will be notified by the Company whenever there is a vote of the stockholders.

22.      WILL I RECEIVE DIVIDENDS AND STOCK SPLITS?

         After you become a stockholder, you will be entitled to receive any cash or stock dividend paid by the Company with respect to its Common Stock.

23.      WHAT HAPPENS UPON A CHANGE IN CAPITALIZATION?

         If the Company issues additional securities to raise more capital, no adjustments will be made. However, if there is a stock split, stock dividend or similar change in the Company's capital structure with respect to its Common Stock without receipt of consideration by the Company, the purchase price and number of shares subject to outstanding purchase options under the Plan, as well as the number of shares available under the Plan, will be adjusted accordingly. For example, in a "two-for-one" stock split of the Company's Common Stock, the number of shares you may purchase will be doubled and the purchase price will be divided in half. You will be notified if such an event occurs.

         The Board may, in its sole discretion, adjust the number of shares available under the Plan as well as the price per share of stock covered by each outstanding purchase option, in the event that the Company effects a reorganization, recapitalization, rights offering of other increase or reduction of shares of the Company's Common Stock.

24.      WHAT HAPPENS IN A MERGER OR CONSOLIDATION?

         If the Company dissolves or liquidates, all outstanding purchase options under the Plan will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in which the Company is not the surviving corporation, each currently outstanding option under the Plan must be assumed or an equivalent option must be substituted by the successor corporation or by a parent or subsidiary of such successor corporation unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution the participant will have the right to exercise the option as to all of the shares subject to the option. If the Board terminates all options upon a merger or sale of assets, the Board will notify each participant that his or her option will be fully exercisable for a period of 20 days from the date of such notice and that the option will terminate upon the expiration of such period.

25.      ARE THERE ANY RESTRICTIONS ON THE RESALE OF THE SHARES I PURCHASE?

         Generally, the Plan does not impose any restrictions on the resale of shares of Common Stock purchased under the Plan. Furthermore, the Company has filed a Registration Statement with the Commission that satisfies most U.S. federal securities laws requirements with respect to the resale of such shares. However, the shares may be subject to resale restrictions imposed by local securities laws.

26.      WHEN CAN I SELL MY SHARES?

         The Plan is intended to promote long-term investment in the Company, but subject to the restrictions discussed above, you can sell your shares at any time. A sale or disposition (by gift or death) of your shares may give rise to tax consequences and the Company may report your sale to your local payroll department and to the local revenue agency.

27.      HOW DO I SELL MY SHARES?

         If you have elected to have your shares issued to one of the brokers selected by the Company, you should directly notify that broker. In connection with the sale, you will pay a commission rate negotiated by the Company for sales of its shares issued under the Plan. If you wish to use a different brokerage firm, you can instruct the broker to transfer your shares to your selected firm.

         If your shares have been delivered directly to you, your brokerage firm will inform you how to sell your shares and will charge you its usual commission.

         In order for the Company to comply with federal tax laws, the brokers have been instructed to notify the Company whenever shares purchased under the International Employee Stock Purchase Plan are sold.

28.      SHOULD I BE CONCERNED ABOUT TAXES?

         Different countries recognize revenue from the International Employee Stock Purchase Plan at different times. The Company strongly recommends that you contact your tax advisor regarding the tax consequences in your country.

29.      DO I NEED TO NOTIFY THE COMPANY WHEN I SELL MY SHARES?

         Yes, you must notify the Company if you sell or otherwise dispose of any shares purchased in any offering Period within two years from the Offering Date or within twelve months from the Purchase Date on which the shares were purchased.

30.      HOW DO I WITHDRAW FROM THE PLAN?

         You may withdraw from the Plan at any time by completing and delivering to your local payroll department an Action Form. If your form is received at least 15 days prior to the end of an Offering Period, the entire amount of your payroll deductions will be refunded to you without interest as soon as possible. You may not withdraw less than all of your payroll deductions. Unless you timely enroll in the next Offering Period, you will be ineligible to purchase on the next Purchase Date. If you miss the withdrawal deadline, your payroll deductions will be used to purchase stock on the next Purchase Date and your participation in the Plan will end upon the beginning of the next Offering Period.

31.      IF I WITHDRAW, CAN I REJOIN THE PLAN LATER?

         If you voluntarily withdraw from the Plan, you may resume your participation in the Plan during any subsequent Offering Period in the same way you initially elected to participate in the Plan.

         You may also participate in a current Purchase Period under an Offering Period and enroll in the next Offering Period by (i) withdrawing from participation in the current Offering Period effective as of the last day of the concurrent Purchase Period; and (ii) enrolling in the new Offering Period. You must withdraw from the current Offering Period and enroll in the next Offering Period by filing the Action Form with your local payroll department at least 15 days prior to the end of the current Offering Period.

32.      WHAT HAPPENS IF I LEAVE THE COMPANY?

         Participation in the Plan does not, of course, give you any rights to remain employed by the Company or Subsidiary. If your employment with the international subsidiary terminates for any reason (including death or disability) or if you become ineligible to participate in the Plan, your payroll deductions will immediately be discontinued. Any funds remaining in your account will be refunded to you in your final paycheck (or to your beneficiary or personal representative) without interest. In no event shall your participation in this plan extend beyond your termination date, nor shall any potential value of a purchase under this Plan be considered in determining any notice or compensation in lieu of notice that may be required or given upon termination of your employment by the Company. This provision is a condition to this Plan and enrollment in the Plan waives any and all rights and claims you may have to value attributable to a purchase under this Plan which would have under any circumstances taken place after the termination date.

         Any stock acquired through your participation in prior Offering Periods would not be affected by your withdrawal from the Plan and would be yours to hold or sell as you choose.

         If you take an approved leave of absence for not more than 90 days (for instance, a sick leave or military leave), or if your reemployment is guaranteed by law or your employment agreement (if any), you will continue to be an eligible participant in the Plan. Any other type of leave will be treated the same as a termination of employment.

33.      CAN I ASSIGN OR TRANSFER MY RIGHTS UNDER THE PLAN?

         No. The right to participate in the Plan is yours alone and may not be assigned or transferred to anyone else. However, as will be indicated in the Action Form, you may select certain forms of joint ownership for the shares you purchase under the Plan. You may also designate one or more beneficiaries to receive your shares and/or the cash remaining in your account in the event of your death.

34. IF I PARTICIPATE IN THE PLAN, WILL I RECEIVE FINANCIAL INFORMATION PROVIDED TO STOCKHOLDERS?

         Yes. If you participate in the Plan, you can request annual reports, quarterly reports, proxy statements and other material sent by the Company to its stockholders, even if you have not yet purchased any shares under the Plan.

35.      WHO IS THE ADMINISTRATOR OF THE PLAN?

         The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established, whose address is the same as that of the Company's principal executive offices. The members of the Board do not receive any compensation for administering the Plan. Members of the Board can be contacted by writing to them at the principal executive offices of the company, to the attention of the Stock Administration department.

36.      WHO IS ON THE BOARD?

         The Board currently consists of M. Richard Asher, William J. Byron, Daniel H. Case III, Gary M. Kusin, Timothy Mott and Lawrence F. Probst, III, each of whom is an affiliate of the Company. Mr. Probst is an officer of the Company. Other than as disclosed herein (including disclosures in material incorporated by reference herein), members of the Board have no material relationships with the Company, its employees, or its affiliates.

37.      WHO ELECTS THE BOARD?

         Each member of the Board is elected each year at the Company's annual meeting of stockholders and serves until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The stockholders may remove any member of the Board from office by following certain voting procedures set forth in the Company's by-laws and the applicable corporate law. A director may be removed from office by the Board if such director is declared of unsound mind or convicted of a felony.

38.      WHAT IF THERE IS A DISPUTE CONCERNING THE PLAN?

         Subject to the provisions of the Plan, the Board has the authority to construe and interpret any of the provisions of the Plan or any purchase options granted thereunder. Such interpretations are binding on the Company and on you.

39.      CAN THE PLAN BE CHANGED?

         The Board of Directors may amend or terminate the Plan at any time subject to certain limitations described in the Plan. The Board has authority under the Plan, for instance, to change Offering Periods, Purchase Periods and maximum percentage contributions. The Board cannot, however, make any changes to the Plan which will adversely affect outstanding options.

         The Board of Directors does not contemplate making any changes at this time. If the Board of Directors intends to change the Plan, you will receive sufficient advance notice to allow you to consider the effect of such change on your participation.

40.      HOW MANY SHARES ARE AVAILABLE FOR PURCHASE UNDER THE PLAN?

         An aggregate of 200,000 shares of the Company's authorized Common Stock has been reserved for issuance under the Plan.

41.      WHAT DOES THE COMPANY CONTRIBUTE TO THE PLAN?

         The Company is giving you the opportunity to purchase its Common Stock at a significant discount. The Company is also bearing all costs of administering the Plan. The Company does not contribute to the Plan accounts for any participating employees.

42.      CAN I GET ADDITIONAL INFORMATION ABOUT THE PLAN?

         The full text of the Plan is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. These questions and answers are simply a guide to the principal provisions of the Plan and are qualified in their entirety by the wording of the Plan.

         You may also contact the Company's Stock Administration Department to request a copy of the Plan or to ask any specific questions you may have regarding the Plan and your individual participation.